Exhibit 10.2

Execution Version

AMENDMENT NO. 1, dated as of November 9, 2020 (this “Amendment”), to the TRANSACTION SUPPORT AGREEMENT, dated as of July 25, 2020 (the “Agreement”), by and among SCHULTZE SPECIAL PURPOSE ACQUISITION SPONSOR, LLC, a Delaware limited liability company (“Sponsor”), CLEVER LEAVES INTERNATIONAL INC., a corporation organized under the laws of British Colombia, Canada (the “Company”), CLEVER LEAVES HOLDINGS INC., a corporation organized under the laws of British Columbia, Canada (“Holdco”), and SCHULTZE SPECIAL PURPOSE ACQUISITION CORP., a Delaware corporation (“SPAC”).

WITNESSETH:

WHEREAS, the parties hereto have entered into the Agreement; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Agreement.

(a) Exhibit A to the Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with new Exhibit A attached hereto.

(b) The following “WHEREAS” clause shall be inserted immediately following the second “WHEREAS” clause of the recitals:

“WHEREAS, as of the date hereof, Sponsor owns beneficially and of record 4,150,000 SPAC Warrants (the “Sponsor Warrants”), and pursuant to, and in connection with, the Merger, the Sponsor Warrants shall be converted into the right to receive 4,150,000 Holdco Warrants; and”

(c) Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2. Company Earn-Out.

(a) For purposes of this Section 2:

(i) “Earn-Out Shares” means the First Level Earn-Out Shares and the Second Level Earn-Out Shares, as the case may be.

(ii) “Earn-Out Targets” means the First Earn-Out Target and the Second Earn-Out Target, as the case may be.

(iii) “First Earn-Out Target” means that the closing price per share of Holdco Common Shares on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing.

(iv) “First Level Earn-Out Shares” means seven hundred twenty thousand (720,000) Holdco Common Shares.

(v) “First Target Expiration Date” means the second (2nd) anniversary of the Closing.

(vi) “Second Earn-Out Target” means that the closing price per share of Holdco Common Shares on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Fifteen Dollars ($15.00) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing.

(vii) “Second Level Earn-Out Shares” means seven hundred twenty thousand (720,000) Holdco Common Shares.

(viii) “Second Target Expiration Date” means the fourth (4th) anniversary of the Closing.

(ix) “Trading Market” means the stock market on which the Holdco Common Shares shall be trading at the time of determination.

(b) The parties hereto hereby agree that, in connection with the Closing, Holdco shall adopt an equity incentive plan (the “Earnout Plan”) for the benefit of service providers of Holdco and its subsidiaries, the share reserve of which shall be composed only of the Earn-Out Shares. Under the Earnout Plan, the Holdco board of directors or any committee thereof may issue the Earn-Out Shares in the form of awards of stock options, restricted share units or restricted shares, subject to applicable vesting conditions determined by the Holdco board of directors or any committee thereof; provided, however, that no First Level Earn-Out Shares subject to such awards shall be issued unless and until the First Earn-Out Target shall have been achieved prior to or on the First Target Expiration Date and no Second Level Earn-Out Shares shall be issued with respect to such awards unless and until the Second Earn-Out Target shall have been achieved prior to or on the Second Target Expiration Date.

(c) The Earn-Out Shares and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications or any similar event with respect to Holdco Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Shares are issued to certain shareholders of the Company.

(d) The obligations specified in this Section 2 shall be applicable only in connection with the Transactions contemplated by the BCA, and this Section 2 shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason.”

(d) The following Section 3 shall be inserted in its entirety immediately following Section 2 of the Agreement:

“3. Surrender of Sponsor Warrants.

(a) The Sponsor hereby agrees that, subject to, and conditioned upon, the occurrence of the Closing and effective as of immediately prior to the Merger Effective Time, the Sponsor shall automatically be deemed to irrevocably transfer, surrender and forfeit for no consideration all warrants then in its possession, other than the Sponsor Warrant Amount and the Working Capital Warrants (as defined in the SPAC Warrant Amendment), if any, issued to Sponsor in full satisfaction of the Sponsor Loans in accordance with Section 7.02(b)(vi) of the BCA (the “Sponsor Loans Working Capital Warrants” and together with the Sponsor Warrant Amount, the “Excluded Warrants”), and that from and after such time such warrants (other than the Excluded Warrants) shall be deemed to be cancelled and no longer outstanding. Each of the parties shall take all reasonably necessary actions required to reflect the surrender and forfeiture of such warrants (other than the Excluded Warrants) as of immediately prior to the Merger Effective Time in the books and records of the SPAC’s warrant agent. For the avoidance of doubt, neither the Sponsor Warrant Amount nor the Sponsor Loans Working Capital Warrants shall be surrendered, forfeited or cancelled pursuant to this Section 3.

(b) For purposes of this Section 3:

(i) “Available Cash Amount” means, after giving effect to the exercise of Redemption Rights and payments related thereto, the aggregate amount of cash held either in or outside the Trust Account, including the aggregate amount of the PIPEs, including, for the avoidance of doubt, the aggregate amount of the Agreed PIPE (as defined in the BCA) (excluding any PIK Amount) consummated prior to, or as of, the closing of the transactions contemplated by the BCA.

(ii) “PIK Amount” means the accrued payment-in-kind interest on the Secured Convertible Notes (as defined in the BCA), which shall be invested into the Agreed PIPE.

(iii) “Sponsor Warrant Amount” means a number of Holdco Warrants (rounded down to the nearest whole warrant) equal to (A) 1,245,000 plus (B) the quantity of (1) 2,905,000 multiplied by (2) the quotient obtained by dividing (I) the quantity of (x) the Available Cash Amount minus (y) $25,000,000 by (II) $20,000,000; provided that in no event shall the Sponsor Warrant Amount be less than 1,245,000 warrants or greater than 4,150,000 warrants. An illustrative calculation of the Sponsor Warrant Amount is set forth on Exhibit B hereto.

(e) Exhibit B attached to this Amendment shall be inserted in its entirety immediately following Exhibit A to the Agreement.

Section 2. Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 3. Effect of Amendment No. 1.

(a) No Other Amendments. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed and this Amendment will not constitute any other modification, amendment or waiver to the Agreement.

(b) References. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document relating to the “Transaction Support Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.

Section 4. Authorization. Each party hereby represents to the other parties hereto that this Amendment has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms.

Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

Section 6. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have hereunto caused this Amendment to be duly executed as of the date first set forth above.

SCHULTZE SPECIAL PURPOSE ACQUISITION SPONSOR, LLC

By: Schultze Asset Management, LP
By: Schultze Asset Management GP, LLC

By	/s/ George J. Schultze
Name:	George J. Schultze
Title:	Managing Member

SCHULTZE SPECIAL PURPOSE ACQUISITION CORP.

By	/s/ George J. Schultze
Name:	George J. Schultze
Title:	Chief Executive Officer and President

CLEVER LEAVES HOLDINGS INC.

By	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	Director

CLEVER LEAVES INTERNATIONAL INC.

By	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Transaction Support Agreement]

EXHIBIT A

ESCROW AGREEMENT AMENDMENT

Effective as of the Closing, Section 3.2 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

(a) Forfeiture of Sponsor Upfront Shares; Release of Sponsor Upfront Escrow Shares and SPAC Director Shares. Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1. Effective immediately prior to the consummation of the transactions contemplated by the BCA (as defined below), Sponsor shall forfeit and surrender the Shares Forfeiture Amount, the Escrow Agent shall release such forfeited shares of Common Stock to the Company for cancellation. Of such remaining shares, the Sponsor Upfront Escrow Shares including the SPAC Director Shares shall be held pursuant to this Section 3.2(a) and the Sponsor Earn-Out Shares shall be held pursuant to Section 3.2(b). The Sponsor Upfront Escrow Shares and the SPAC Director Shares shall be held for a period expiring on the earlier of (I) one (1) year following the date of the consummation of the transactions contemplated by the Business Combination Agreement, dated as of July 25, 2020, by and among the Company, Clever Leaves Holdings, Inc., Novel Merger Sub Inc. and Clever Leaves International Inc. (the “BCA”) and (II) the date on which the closing price of the shares of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after the 180th day after the consummation of the transactions contemplated by the BCA (such period, the “Initial Stockholder Upfront Escrow Period”). Upon expiration of the Initial Stockholder Upfront Escrow Period, the Escrow Agent shall disburse and release to the Initial Stockholders all Sponsor Upfront Escrow Shares and SPAC Director Shares held with respect to such Initial Stockholders (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the expiration of the Initial Stockholder Upfront Escrow Period and the number of Sponsor Upfront Escrow Shares and SPAC Director Shares to be disbursed and released to each Initial Stockholder. The Escrow Agent shall have no further duties under this Section 3.2(a) with respect to the Sponsor Upfront Escrow Shares and the SPAC Director Shares after the disbursement of the Sponsor Upfront Escrow Shares to the Initial Stockholders.

(b) Release of Sponsor Earn-Out Shares. The Escrow Agent shall hold, disburse and release the Sponsor Earn-Out Shares as follows:

(i) The Escrow Agent shall hold the First Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the First Earn-Out Target at any time prior to or on the First Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all First Level Earn-Out Shares (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the First Earn-Out Target (the “First Earn-Out Target Release Notice”). In the event that the First Earn-Out Target Release Notice is not delivered on or prior to the First Target Expiration Date, then the Escrow Agent shall automatically disburse and release the First Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(i) with respect to the First Level Earn-Out Shares after the disbursement of the First Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(ii) Additionally, the Escrow Agent shall hold the Second Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the Second Earn-Out Target at any time prior to or on the Second Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all Second Level Earn-Out Shares (and any applicable stock power), upon receipt of written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the Second Earn-Out Target (the “Second Earn-Out Target Release Notice”). In the event that the Second Earn-Out Target Release Notice is not delivered on or prior to the Second Target Expiration Date, then the Escrow Agent shall automatically disburse and release the Second Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(ii) with respect to the Second Level Earn-Out Shares after the disbursement of the Second Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(iii) The Earn-Out Shares and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications and other similar events with respect to the Holdco Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Shares are released to Sponsor or returned to Holdco, as the case may be.

(iv) For purposes of this Section 3.2:

(1) “Available Cash Amount” means, after giving effect to the exercise of Redemption Rights and payments related thereto, the aggregate amount of cash held either in or outside the Trust Account, including the aggregate amount of the PIPEs, including, for the avoidance of doubt, the aggregate amount of the Agreed PIPE (as defined in the BCA) (excluding any PIK Amount) consummated prior to, or as of, the closing of the transactions contemplated by the BCA.

(2) “Closing” shall have the meaning set forth in the BCA.

(3) “Earn-Out Shares” means the First Level Earn-Out Shares and the Second Level Earn-Out Shares, as the case may be.

(4) “Earn-Out Targets” means the First Earn-Out Target and the Second Earn-Out Target, as the case may be.

(5) “First Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing

(6) “First Level Earn-Out Shares” means the number of Holdco Common Shares equal to Fifty Percent (50%) of the Sponsor Earn-Out Shares.

(7) “First Target Expiration Date” means the second (2nd) anniversary of the Closing.

(8) “Maximum Upfront Shares Amount” means 1,168,421 Holdco Common Shares. For the avoidance of doubt, the Company may issue up to the aggregate amount of 2,631,579 shares of Common Stock at $9.50 (or higher) per share for a PIPE in the amount of twenty-five million dollars ($25,000,000) and such issuance pursuant to such PIPE shall in no event reduce the Maximum Upfront Shares Amount.

(9) “Minimum Upfront Shares Amount” means 460,000 Holdco Common Shares.

(10) “Net Capital” means an aggregate amount equal to (A) the Available Cash Amount, minus (B) SPAC’s good faith estimate of the SPAC Transaction Expenses (as defined in the BCA) delivered to the Company pursuant to Section 3.01(b) of the BCA.

(11) “PIK Amount” means the accrued payment-in-kind interest on the Secured Convertible Notes (as defined in the BCA), which shall be invested into the Agreed PIPE.

(12) “Second Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Fifteen Dollars ($15.00) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing.

(13) “Second Level Earn-Out Shares” means the number of Holdco Common Shares equal to Fifty Percent (50%) of the Sponsor Earn-Out Shares.

(14) “Second Target Expiration Date” means the fourth (4th) anniversary of the Closing.

(15) “Shares Forfeiture Amount” means a number of shares of Common Stock equal to (A) 3,250,000 minus (B) the Sponsor Upfront Escrow Shares minus (C) the Sponsor Earn-Out Shares, if any.

(16) “SPAC Director Shares” means 60,000 Sponsor Upfront Escrow Shares held by members of the Board of Directors of SPAC.

(17) “Sponsor Earn-Out Shares” means a number of shares of Common Stock (rounded down to the nearest whole share) equal to (A) the Sponsor Earn-Out Value, divided by (C) $5.00; provided that the number of Sponsor Earn-Out Shares shall not be less than zero or greater than 1,300,000.

(18) “Sponsor Earn-Out Value” means an amount equal to (A) the Sponsor Value, minus (B) the Sponsor Upfront Shares Value.

(19) “Sponsor Upfront Escrow Shares” means a number of shares of Common Stock (rounded down to the nearest whole share) equal to (A) the Sponsor Value, divided by (B) $10.00; provided that the number of Sponsor Upfront Escrow Shares shall not be less than the Minimum Upfront Shares Amount or greater than the Maximum Upfront Shares Amount.

(20) “Sponsor Upfront Shares Value” means an amount equal to (A) the Sponsor Upfront Escrow Shares, multiplied by (B) $10.00.

(21) “Sponsor Value” means an amount equal to (A) the Net Capital, multiplied by (B) twenty percent (20%).

(22) “Trading Market” means the stock market on which the shares of Common Stock shall be trading at the time of determination.

Effective as of the closing of the transactions contemplated by the BCA, a new Exhibit B shall be inserted in its entirety after Exhibit A to the Escrow Agreement, as amended, which is an illustrative calculation of (a) Net Capital, (b) Shares Forfeiture Amount, (c) Sponsor Earn-Out Shares, (d) Sponsor Earn-Out Value, (e) Sponsor Upfront Escrow Shares, (f) Sponsor Upfront Shares Value and (g) Sponsor Value.

Effective as of the Closing, the following Section 3.3 shall be inserted in its entirety immediately following Section 3.2 of the Escrow Agreement, as amended.

3.3 Effective as of the closing of the transactions contemplated by the BCA, the shares of Common Stock held in escrow pursuant to the terms of this Agreement shall become common shares of Holdco (“Holdco Common Shares”) in accordance with the terms and conditions of the BCA. Effective as of the Closing of the transactions contemplated by the BCA and for purposes of this Agreement, references to shares of “Common Stock” in this Agreement are hereby deemed to refer to Holdco Common Shares. Effective as of the closing of the transactions contemplated by the BCA, Holdco shall be deemed to be “the Company” for all purposes of this Agreement.

EXHIBIT B

ILLUSTRATIVE CALCULATION OF (A) NET CAPITAL, (B) SHARES FORFEITURE AMOUNT, (C) SPONSOR EARN-OUT SHARES, (D) SPONSOR EARN-OUT VALUE, (E) SPONSOR UPFRONT ESCROW SHARES, (F) SPONSOR UPFRONT SHARES VALUE, (G) SPONSOR VALUE AND (H) SPONSOR WARRANT AMOUNT.

See attached.